Exhibit 99.1

Dollar Tree To Webcast Annual Capital Markets Conference

CHESAPEAKE, Va. - September 12, 2013 - Dollar Tree, Inc. (NASDAQ: DLTR), North America's leading operator of discount variety stores selling everything for $1 or less, will be webcasting its Annual Capital Markets Conference on September 18, 2013. Members of senior management will discuss the Company's business and growth plans.

This webcast is scheduled to begin at approximately 8:00 a.m., EDT, and will be available live on the Company's website, www.dollartreeinfo.com/investors/news/events. A replay of the webcast will remain available for one week following the event.

CONTACT:    Dollar Tree, Inc., Chesapeake
Timothy J. Reid, 757-321-5284
www.DollarTree.com